REGISTRATION NO. 333-91728

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-3/A

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUESTAR CORPORATION

 (Exact name of registrant as specified in its charter)

UTAH

(State or other jurisdiction of incorporation or organization)

87-0407509

(I. R. S. Employer Identification Number)

180 East 100 South

P.O. Box 45433

Salt Lake City, Utah 84145-0433

 (801) 324-5000

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

 _____________________

Abigail L. Jones

Vice President, Compliance & Corporate Secretary

Questar Corporation

180 East 100 South

P.O. Box 45433

Salt Lake City, Utah 84145-0433

 (801) 324-5202

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 _________________________

Copy to:

Richard J. Grossman, Esq.

 Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

_________________________

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

EXPLANATORY STATEMENT

On July 1, 2002, Questar Corporation filed a Registration Statement on Form S-3 (No. 333-91728) (the “Registration Statement”) relating to the registration of an aggregate $400,000,000 of the Senior Debt Securities, Common Stock, Stock Purchase Contracts, and Stock Purchase Units (“Securities”). No Securities were sold pursuant to this Registration Statement after it became effective on February 6, 2003. This Post-effective Amendment No. 1 to the Registration Statement is being filed to remove all Securities registered under the Registration Statement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to its Registration Statement to be filed on its behalf by the undersigned thereunto duly authorized, in Salt Lake City, Utah, on the 17th day of May, 2007.

 CORPORATION

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on May 17, 2007.

Signature

Title

/s/Keith O. Rattie

Chairman, President and

Keith O. Rattie

Chief Executive Officer

Questar Corporation S-3/A

/s/P. S. Baker, Jr.

Director

P. S. Baker, Jr.

/s/Teresa Beck

Director

Teresa Beck

/s/R. D. Cash

Director

R. D. Cash

/s/L. Richard Flury

Director

L. Richard Flury

/s/J. A. Harmon

Director

J. A. Harmon

/s/Robert E. McKee III

Director

Robert E. McKee III

/s/Gary G. Michael

Director

Gary G. Michael

/s/M. W. Scoggins

Director

M. W. Scoggins

/s/Harris H. Simmons

Director

Harris H. Simmons

/s/Charles B. Stanley

Director

Charles B. Stanley

/s/Bruce A. Williamson

Director

Bruce A. Williamson

Questar Corporation S-3/A

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